UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2021

FRANK’S INTERNATIONAL N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mastenmakersweg 1

1786 PB Den Helder

The Netherlands

(Address of Principal Executive Offices)

+31 (0) 22 367 0000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, €0.01 par value	FI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On March 10, 2021, Frank’s International N.V., a public company organized under the laws of the Netherlands (the “Company”), and New Eagle Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Expro Group Holdings International Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Expro”), pursuant to which Expro will merge with and into Merger Sub in an all-stock transaction, with Merger Sub surviving the merger as a direct, wholly owned subsidiary of the Company (the “Merger”). As more fully described below, subject to certain exceptions, holders of ordinary shares of common stock, par value $0.01, of Expro (“Expro Ordinary Shares”) will receive shares of common stock, par value €0.01 per share, of the Company (“Company Common Stock”). Upon consummation of the transactions contemplated by the Merger Agreement and the Plan of Merger (as defined in the Merger Agreement) (collectively, the “Transactions”), the Company expects that its current shareholders will own approximately 35% of the combined company and current Expro shareholders will own approximately 65% of the combined company. Following the Merger, the name of the Company will be changed to “Expro Group Holdings N.V.”

Pursuant to the Merger Agreement, at the effective time of the Merger as specified in the Plan of Merger (the “Effective Time”), subject to certain exceptions, each Expro Ordinary Share then outstanding will be converted into the right to receive a number of shares of Company Common Stock equal to 7.2720 (subject to certain adjustments in the Merger Agreement, the “Exchange Ratio”). The Merger Agreement contemplates that the Company will effect a reverse stock split in respect of all issued and outstanding shares of Company Common Stock in such ratio as may be determined by the Original Company Board (as defined below) and consented to by Expro, subject to approval of the Company’s shareholders (the “Reverse Stock Split”). If the Reverse Stock Split is effected prior to the Effective Time, the Exchange Ratio will be adjusted by multiplying the Exchange Ratio by the Reverse Split Ratio (as defined in the Merger Agreement).

At the Effective Time, each outstanding and unexercised option to purchase Expro Ordinary Shares granted under Expro’s 2018 Management Incentive Plan (the “Expro Equity Plan” and, each such option, an “Expro Share Option”), whether vested or unvested, will be assumed by the Company and converted into an option (a “Company Stock Option”) to acquire shares of Company Common Stock (the “Option Conversion”). In connection with the Option Conversion, each Company Stock Option will continue to be subject to substantially the same terms and conditions as were applicable to such Expro Share Option immediately prior to the Effective Time (including with respect to certain time-based vesting conditions, expiration date and exercise provisions), except that, in addition to certain other exceptions set forth in the Merger Agreement, (i) each Company Stock Option will be exercisable for a number of shares of Company Common Stock determined by multiplying the number of Expro Ordinary Shares subject to such Expro Share Option as of immediately prior to the Effective Time by the Exchange Ratio, and (ii) the per share exercise price for each share of Company Common Stock issuable upon exercise of the Company Stock Option shall be equal to the exercise price per share of Expro Ordinary Shares under such Expro Share Option divided by the Exchange Ratio.

Additionally, at the Effective Time, each restricted stock unit denominated in Expro Ordinary Shares, whether subject to time-based, performance-based or other vesting restrictions that was granted under the Expro Equity Plan and that is outstanding as of immediately prior to the Effective Time (each such award, an “Expro RSU Award”), whether vested or unvested, will be accelerated and settled into the right to receive a number of shares of Company Common Stock (net of any applicable taxes and withholdings) equal to the product of the number of Expro Ordinary Shares subject to such Expro RSU Award and the Exchange Ratio.

In addition, at the Effective Time, in accordance with the terms of the warrant agreement between Expro and Cortland Capital Market Services LLC, dated as of February 5, 2018 (the “Expro Warrant Agreement”), and in accordance with the terms of each warrant to purchase Expro Ordinary Shares (collectively, the “Expro Warrants”) that is issued and outstanding immediately prior to the Effective Time, the Company will execute a replacement warrant agreement and issue to each holder of the Expro Warrants a replacement warrant (each, a “Replacement Warrant”) that will be exercisable for a number of shares of Company Common Stock equal to (rounded to the nearest whole number) the number of Expro Ordinary Shares that would have been issuable upon exercise of such Expro

Warrants immediately prior to the Effective Time assuming such holder had exercised its Expro Warrant pursuant to a cashless exercise using the one-day VWAP of the Company Common Stock on the business day which next precedes the Effective Time, multiplied by the unadjusted Exchange Ratio for purposes of determining Market Value (as defined in the Expro Warrant) of the Expro Ordinary Shares for purposes of such cashless exercise (which number of Expro Ordinary Shares if calculated to be zero or a negative number, shall be zero) (such number, the “Net Expro Warrant Shares”). Under the terms of the Merger Agreement, to the extent Replacement Warrants are issued, the Exchange Ratio will be adjusted downward to take into account the Net Expro Warrant Shares.

Further, pursuant to the Merger Agreement, at or prior to the Effective Time, the articles of association of the Company (the “Company Articles”) will be amended (the “Company Amended Articles”) to increase the total authorized capital stock of the Company from 798,096,000 shares of Company Common Stock to 1,200,000,000 shares of Company Common Stock and to effect certain other amendments to the Company Articles contemplated by the Merger Agreement.

Pursuant to the terms of the Merger Agreement, the board of directors of the Company, after the Effective Time and after giving effect to the Company Amended Articles (the “Company Board”), will consist of nine members, including three directors (including Michael C. Kearney) to be designated by the board of supervisory directors of the Company (the “Company Supervisory Board”) (at least one of whom will be appointed to the fully independent Nominating and Governance Committee of the Company Board, and at least one of whom will be appointed to the fully independent Compensation Committee of the Company Board) and six directors (including Michael Jardon, who shall also serve as the Chief Executive Officer of the Company) to be designated by the board of directors of Expro (the “Expro Board” and such designees, the “Expro Designees”), with such elections to be effective at the Effective Time. Mr. Kearney shall be nominated to serve as Chairman of the Company Board from and after the closing of the Transactions until the earlier of (i) the 2023 annual general meeting of the Company’s shareholders, (ii) the unanimous recommendation of the Nominating and Governance Committee of the Company Board to appoint a new Chairman and (iii) Mr. Kearney’s death or resignation.

The Merger Agreement contains customary representations and warranties of both the Company and Expro, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of its respective business during the interim period between the execution of the Merger Agreement and the closing of the Transactions. The parties are required to use their reasonable best efforts to cause the Transactions to be consummated as promptly as reasonably practicable and to obtain any required regulatory approvals, subject to certain exceptions. Expro and the Company are each prohibited from soliciting alternative acquisition proposals and, subject to certain exceptions, engaging in discussions or negotiations, or furnishing information, in connection with alternative acquisition proposals.

The closing of the Transactions is subject to the satisfaction or waiver of closing conditions, including, among others, (1) the requisite approval of the shareholders of each of the Company (the “Company Requisite Approval”) and Expro (the “Expro Requisite Approval”) pursuant to the terms of the Merger Agreement, (2) the approval for listing of the Company Common Stock to be issued in connection with the Merger on the New York Stock Exchange, (3) the requisite approval shall have been obtained under certain antitrust and foreign investment laws and certain other legal requirements shall have occurred (the “Governmental Approvals Condition”), (4) there being no law, injunction or order by a governmental body prohibiting the consummation of the Merger (the “No Restraints Condition”), (5) the registration statement on Form S-4, to be filed with the United States Securities and Exchange Commission (the “SEC”) by the Company, having been declared effective by the SEC, (6) subject to specified materiality standards, the accuracy of the representations and warranties of the other party, (7) compliance by each other party in all material respects with their respective covenants and (8) the absence of a Company Material Adverse Effect or a Parent Material Adverse Effect (each as defined in the Merger Agreement), as applicable.

The Merger Agreement contains termination rights for each of the Company and Expro, including, among others, a termination right for each party if the consummation of the Merger does not occur on or before 5:00 p.m. Houston, Texas time on October 31, 2021 (the “End Date”), subject to certain exceptions; provided, that if as of the End Date, all of the conditions precedent to closing of the Transactions under the Merger Agreement, other than the Governmental Approvals Condition and the No Restraints Condition, have been satisfied, the End Date will automatically be extended to January 31, 2022. Upon termination of the Merger Agreement under specified circumstances, including, generally, the termination by Expro in the event of the Company’s entry into an agreement with respect to an alternative acquisition proposal, or a change of recommendation by the Company Supervisory Board and the board of managing directors of the Company (together with the Company Supervisory Board, the “Original Company Board”) in each case, prior to the time the Company Requisite Approval is obtained, the Company would be required to pay Expro a termination fee of $37.5 million (the “Company Termination Fee”). Upon termination of the Merger Agreement under specified circumstances, including, generally, the termination by the Company in the event of Expro’s entry into an agreement with respect to an alternative acquisition proposal, or a change of recommendation by the Expro Board, in each case, prior to the time the Expro Requisite Approval is obtained, Expro would be required to pay the Company a termination fee of $71.5 million (the “Expro Termination Fee”). Upon termination of the Merger Agreement by either the Company or Expro following a breach by the other party which would give rise, generally, to a breach of such other party’s covenants relating to accuracy of representations and warranties and performance of covenants contained in the Merger Agreement under circumstances in which the Company Termination Fee (with respect to a breach by the Company) or the Expro Termination Fee (with respect to a breach by Expro), as applicable, is not then payable under the terms of the Merger Agreement, the party in breach would be required to pay the non-breaching party, an amount equal to such party’s out-of-pocket fees and expenses (including legal fees and expenses), subject to a cap on such reimbursement of $5.5 million.

The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement (including the Company Amended Articles attached as Exhibit C thereto), which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Voting and Support Agreements

In connection with the Merger Agreement, certain shareholders of the Company (“Company Supporting Holders”) and Expro (“Expro Supporting Holders” and, together with the Company Supporting Holders, collectively, the “Supporting Holders”) have entered into voting and support agreements (each, a “Voting and Support Agreement”) with the Company and Expro pursuant to which, among other things, the Company Supporting Holders and the Expro Supporting Holders have agreed, subject to certain limitations and exceptions, not to transfer any of their Company Common Stock or Expro Ordinary Shares, respectively, until the earlier of the date the Merger Agreement is terminated, the Effective Time and October 31, 2021, and to vote such shares in a manner to facilitate the consummation of the Merger and the Transactions. The Voting and Support Agreements of the Company Supporting Holders also contain customary lock-up provisions that restrict the ability of the Company Supporting Holders to transfer their shares of Company Common Stock held as of the commencement of the lock-up period described below, for a period of 90 days following the earlier of October 31, 2021 and the Effective Time (the “Lock-Up”). Additionally, in accordance with the terms of the Merger Agreement and the Voting and Support Agreement, each of the Expro Supporting Holders is required to, within one business day following the date of the Merger Agreement, deliver a Drag Notice (as defined in the Merger Agreement) to holders of Expro Ordinary Shares who are not Supporting Holders (the “Dragged Holders”) requiring, among other things, that the Dragged Holders vote their shares in a manner to facilitate the consummation of the Merger and the Transactions.

The foregoing description is qualified in its entirety by reference to the full text of the form of Voting and Support Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Director Nomination Agreement

In connection with the Merger Agreement, the Company and certain shareholders of the Company and Expro have entered into a Director Nomination Agreement (the “Director Nomination Agreement”) to be effective as of the Effective Time. The Director Nomination Agreement provides, among other things, that commencing with the annual general meeting of the shareholders of the Company held in 2022:

•

Provided that the Oak Hill Group (as defined in the Director Nomination Agreement) receives shares of Company Common Stock in the Merger equal to at least 20% of the Company Common Stock outstanding as of the Effective Time (after giving effect to the issuance of Company Common Stock in the Merger) (as adjusted for stock splits, reverse stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like, the “Closing Shares”), Oak Hill Advisors, L.P. (“Oak Hill”) will have the right to designate (i) two persons as its nominees for election to the Company Board as non-executive directors for so long as the Oak Hill Group collectively owns shares of Company Common Stock equal to at least 20%

of the Closing Shares and (ii) one person as its nominee for election to the Company Board as a non-executive director for so long as the Oak Hill Group collectively owns shares of Company Common Stock equal to at least 10% (but less than 20%) of the Closing Shares. Upon the Oak Hill Group ceasing to collectively own shares of Company Common Stock equal to at least 10% of the Closing Shares, Oak Hill will not have a right to designate a director to the Company Board.

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Provided that any Joinder Shareholder Group (as defined in the Director Nomination Agreement) receives shares of Company Common Stock in the Merger equal to at least 20% of the number of Closing Shares, the members of such Joinder Shareholder Group holding the majority of the Company Common Stock owned by such Joinder Shareholder Group (the “Joinder Shareholder Majority”) will collectively have the right to designate (i) two persons as their nominees for election to the Company Board as non-executive directors for so long as such Joinder Shareholder Group collectively owns shares of Company Common Stock equal to at least 20% of the Closing Shares and (ii) one person as their nominee for election to the Company Board as a non-executive director for so long as such Joinder Shareholder Group collectively owns shares of Company Common Stock equal to at least 10% (but less than 20%) of the Closing Shares. Upon such Joinder Shareholder Group ceasing to collectively own shares of Company Common Stock equal to at least 10% of the Closing Shares, the Joinder Shareholder Majority will not have a right to designate a director to the Company Board.

•

The Mosing Parties (as defined in the Director Nomination Agreement) holding a majority of the Company Common Stock owned by the Mosing Parties (the “Mosing Majority”) shall have the right to designate one person as their nominee for election to the Company Board as a non-executive director. Upon the Mosing Family Members (as defined in the Director Nomination Agreement) ceasing to collectively own shares of Company Common Stock equal to at least 10% of the Closing Shares, the Mosing Majority will not have a right to designate a director to the Company Board.

The foregoing description is qualified in its entirety by reference to the full text of the form of the Director Nomination Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Amended and Restated Tax Receivable Agreement

In connection with the Merger Agreement, the Company, Frank’s International C.V. (“FICV”) and Mosing Holdings, LLC (“Mosing Holdings”) have entered into an Amended and Restated Tax Receivable Agreement (the “A&R TRA”), that amends and restates that certain Tax Receivable Agreement, dated as of August 14, 2013 (the “Original TRA”), entered into by and among the Company, FICV and Mosing Holdings in connection with the Company’s initial public offering. Pursuant to the A&R TRA, the Company, FICV and Mosing Holdings have agreed, among other things, (i) to terminate the early termination payment obligations that would be owed to Mosing Holdings under the Original TRA, (ii) that the Company will make a $15 million cash payment to Mosing Holdings at the closing of the Transactions (the “Closing Date Payment”) and (iii) to certain other potential future tax benefit payments by the Company to Mosing Holdings as more fully described therein. The terms of the A&R TRA are conditioned upon and subject to the closing of the Transactions and the payment to Mosing Holdings of the Closing Date Payment and, if such conditions do not occur, the A&R TRA will be terminated as of the date the Merger Agreement is terminated and will be null and void and the Original TRA will remain in effect in accordance with its terms.

The foregoing description is qualified in its entirety by reference to the full text of the A&R TRA, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Registration Rights Agreement

In connection with the Merger Agreement, the Company and certain shareholders of Expro (collectively, the “Registration Rights Holders”) have entered into a registration rights agreement (the “Merger Registration Rights Agreement”). Pursuant to the Merger Registration Rights Agreement, among other things and subject to certain restrictions, the Company is required to file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register for sale the shares of Company Common Stock held by the Registration Rights Holders, to conduct certain underwritten offerings upon the request of the Registration Rights Holders and to provide the Registration Rights Holders with customary piggyback registration rights. The Merger Registration Rights

Agreement shall become effective at the Effective Time and shall terminate prior to effectiveness if the Merger Agreement is terminated prior to the consummation of the Transactions. The Lock-Up on sales of Company Common Stock by the Registration Rights Holders is set forth in the Merger Registration Rights Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Merger Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Amended Registration Rights Agreement

In connection with the Merger Agreement, the Company and certain shareholders of the Company have entered into an Amendment (the “RRA Amendment”) to that certain Registration Rights Agreement, dated as of August 14, 2013 (the “Existing Registration Rights Agreement”), to be effective as of the Effective Time. The RRA Amendment amends the Existing Registration Rights Agreement in order to facilitate the transactions contemplated by the Merger Registration Rights Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the RRA Amendment, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2021, the Compensation Committee of the Company Supervisory Board approved:

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An amendment to the existing Offer Letter with Mr. Kearney (the “Offer Letter Amendment”) to provide that upon his involuntary or mutually agreed termination of employment as the Chief Executive Officer of the Company, he will become entitled to accelerated vesting of his outstanding equity awards granted pursuant to the Company’s 2013 Long-Term Incentive Plan (the “LTIP”), with vesting determined for any such awards that are subject to performance criteria based on actual performance through the date of such termination of employment, provided that Mr. Kearney satisfies certain restrictive covenants during the remainder of the original vesting period under the award agreements, and provided further that if such termination of employment occurs within the 24-month period following a Change in Control (as such term is defined under the LTIP), vesting shall be based on the greater of (i) actual performance through the date of termination of employment, or (ii) the 100% target payout level under the applicable award; and

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An amendment to outstanding performance-based restricted stock unit awards (“PRSU Amendment”) to provide that upon an Involuntary Termination (as defined in the applicable award agreement) that occurs within the 24-month period following a Change in Control, and subject to the applicable awardholder’s execution of a release of claims against the Company, such awards shall become vested based on the greater of (i) actual performance through the date of termination of employment, or (ii) the 100% target payout level under the applicable awards.

On March 10, 2021, the Company Supervisory Board approved:

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An amendment to the Company’s Amended and Restated U.S. Executive Change-in-Control Severance Plan (the “Plan Amendment”) to provide that any accelerated vesting of outstanding performance-based equity-based awards that may be required pursuant to the terms of the plan upon a qualifying termination of employment in connection with a Change in Control shall be determined based on the greater of (i) actual performance through the date of termination of employment, or (ii) the 100% target payout level under the applicable awards.

The foregoing descriptions are summaries only and are qualified in their entirety by reference to the full text of the Offer Letter Amendment, the PRSU Amendment, and the Plan Amendment, as applicable, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2021.

Item 7.01 Regulation FD Disclosure.

On March 11, 2021, the Company issued a press release announcing the Merger. A copy of the press release containing the announcement is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

In addition, on March 11, 2021, the Company posted a presentation on its website, www.franksinternational.com. A copy of the investor presentation is furnished herewith as Exhibit 99.2 and incorporated by reference herein.

Item 8.01 Other Events.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Important Information for Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the Transactions, the Company intends to file relevant materials with the SEC, including a Registration Statement on Form S-4 (the “Registration Statement”), which will include a proxy statement/prospectus of the Company. After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the shareholders of the Company and Expro. SHAREHOLDERS OF THE COMPANY AND EXPRO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE TRANSACTIONS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. Such shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about the Company and Expro once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Additional information is available on the Company’s website, www.franksinternational.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Transactions. Expro and its officers and directors may also be deemed participants in such solicitation. Information regarding the Company’s directors and executive officers is contained in the proxy statement for the Company’s 2020 Annual Meeting of Shareholders, which was filed with the SEC on April 28, 2020, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 1, 2021, and certain of its Current Reports on Form 8-K. You can obtain a free copy of these documents at the SEC’s website at http://www.sec.gov or by accessing Frank’s website at http://www.franksinternational.com. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include those that express a belief, expectation or intention, as well as those that are not statements of historical fact. All statements, other than statements of historical fact, included in this report that address activities, events or developments that the Company or Expro expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance that convey the uncertainty of future events or outcomes identify forward-looking statements, although not all forward-looking statements contain such identifying words. Without limiting the generality of the foregoing, forward-looking statements contained in this report specifically include, but are not limited to, statements, estimates and projections regarding the Transactions, pro forma descriptions of the combined company, anticipated or expected revenues, EBITDA, synergies or cost-savings, operations, integration and transition plans, opportunities and anticipated future performance. These statements are based on certain assumptions made by the Company and Expro based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance.

Although the Company and Expro believe the expectations reflected in these forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and Expro, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such risks and uncertainties include the risk of the failure to obtain the required votes of the Company’s and Expro’s shareholders; the timing to consummate the Transactions; the risk that the conditions to closing of the Transactions may not be satisfied or that the closing of the Transactions otherwise does not occur; the failure to close the Transactions on the anticipated terms, including the anticipated tax treatment; the risk that a regulatory approval, consent or authorization that may be required for the Transactions is not obtained in a timely manner or at all, or is obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; unanticipated difficulties or expenditures relating to the Transactions; the diversion of management time on Transaction-related matters; the ultimate timing, outcome and results of integrating the operations of the Company and Expro; the effects of the business combination of the Company and Expro following the consummation of the Transactions, including the combined company’s future financial condition, results of operations, strategy and plans; the risk that any announcements relating to the Transactions could have adverse effects on the market price of the Company Common Stock; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transactions; expected synergies and other benefits from the Transactions; the potential for litigation related to the Transactions; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for the Company’s and Expro’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; liabilities from operations; decline in, and ability to realize, backlog; equipment specialization and new technologies; adverse industry conditions; adverse credit and equity market conditions; difficulty in building and deploying new equipment; difficulty in integrating acquisitions; shortages, delays in delivery and interruptions of supply of equipment, supplies and materials; weather; loss of, or reduction in business with, key customers; legal proceedings; ability to effectively identify and enter new markets; governmental regulation, including legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; ability to retain and hire key personnel, including management and field personnel; the length of time it will take for the United States and the rest of the world to slow the spread of the COVID-19 virus to the point where applicable authorities ease current restrictions on various commercial and economic activities; and other important factors that could cause actual results to differ materially from those projected.

All such factors are difficult to predict and are beyond the Company’s or Expro’s control, including those detailed in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on Frank’s website at http://www.franksinternational.com and on the SEC’s website at http://www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company and Expro undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 10, 2021, by and among Frank’s International N.V., New Eagle Holdings Limited and Expro Group Holdings International Limited.

4.1	Registration Rights Agreement, dated as of March 10, 2021, by and among Frank’s International N.V. and the shareholders party thereto.

4.2	Amendment to Registration Rights Agreement, dated as of March 10, 2021, by and among Frank’s International N.V. and the shareholders party thereto.

10.1	Form of Voting and Support Agreement.

10.2	Form of Director Nomination Agreement.

10.3	Amended and Restated Tax Receivable Agreement, dated as of March 10, 2021, by and among Frank’s International N.V., Frank’s International C.V. and Mosing Holdings, LLC.

99.1	Press Release, dated March 11, 2021.

99.2	Investor Presentation, dated March 11, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2021

Frank’s International N.V.

By:	/s/ John C. Symington
John C. Symington
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer